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                                   EXHIBIT 21

                LIST OF SUBSIDIARIES OF INSTEEL INDUSTRIES, INC.

The following is a list of subsidiaries of the Company as of September 30, 1995, each of which is wholly owned by the Company:

                                                                            STATE OR OTHER JURISDICTION OF
                           NAME                                                      INCORPORATION
 --------------------------------------------------------                 ----------------------------------
 Insteel Wire Products Company                                            North Carolina

 Intercontinental Metals Corporation                                      North Carolina





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